Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

STFC - Q4 2008 State Auto Financial Earnings Conference Call

Event Date/Time: Feb 17, 2009 / 03:00PM GMT

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto Financial Corp. - CFO

Bob Restrepo

State Auto Financial Corp. - Chairman, President, CEO

CONFERENCE CALL PARTICIPANTS

Joe DeMarino

Piper Jaffray & Co. - Analyst

Michael Phillips

Stifel Nicolaus - Analyst

Larry Greenberg

Langen McAlenney - Analyst

Ron Bobman

Capital Returns - Analyst

PRESENTATION

Operator

Welcome to State Auto Financial’s fourth quarter earnings conference call. Initially you will be in listen-only mode. Today’s call is being recorded. If you have any objections, you should disconnect at this time. (Operator Instructions)

At this point, I would like to turn the call over to Mr. Steve English, State Auto’s Chief Financial Officer. Mr. English, you may proceed.

Steve English - State Auto Financial Corp. - CFO

Thank you, Amy. Good morning, and welcome to our fourth quarter 2008 earnings conference call. Today I’m joined by several members of STFC’s senior management team: our Chairman, President and CEO, Bob Restrepo, Chief Investment Officer, Jim Duemey, Corporate Actuary, Matt Mrozek, and our Chief Accounting Officer and Treasurer, Cyndy Powell. Today’s call will include prepared remarks by our CEO, Bob Restrepo, and myself, after which we will open the lines for questions. Please note, our comments today may include forward-looking statements, which by their nature involve a number of risks and risk factors and uncertainties which may affect future financial performance. Such factors can cause actual results to differ materially from those contained in our projections or forward-looking statements.

These types of factors are discussed at the end of our press release as well as in our annual and quarterly filing with the Securities and Exchange Commission, to which I refer you. The financial packet, containing reconciliations of certain non-GAAP measures along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com under the investor section as an attachment to the press release. Now I’ll turn the call over to STFC’s Chairman, President and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Thank you, Steve, and good morning, everybody. We finished a difficult and tumultuous 2008 with a very active quarter. The headlines are many. We produced a solid underwriting profit. We continue to experience strong growth as agents responded well to our investments in new products and new systems. We completed a series of actions to reduce headcount by as much as 7% by the end of the second quarter of this year. We launched and completed a plan that we call Innovate SA, which should improve our combined ratio by approximately four percentage points over the next three

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

years. We announced the purchase of Rockhill Insurance by our parent State Auto Mutual. We closed on this transaction last week, but have no immediate plans to include it in the pool. We’ve put into place a new aggregate reinsurance treaty effective January 1st, which will help address our earnings volatility related to high frequency low severity weather events. And we managed to limit the loss to capital and book value despite hits to our equity investments while maintaining our competitive dividend pay-up. There are a lot of moving pieces in the quarter. Steve English and I will do our best to brief you on each.

From an underwriting perspective, we had a solid quarter with a combined ratio of 96%. Our loss ratio was the primary driver and benefited from relatively mild weather and favorable catastrophe loss development. The loss ratio has helped 3.9 percentage points by a release of reserves for prior quarter catastrophe. Excluding the impact of favorable catastrophe development, fourth quarter loss ratios were largely on track with trends we’ve seen throughout 2008. On personal auto, fourth quarter weather had some impact on our loss ratios for both standard and nonstandard. Property damage and physical damage frequency was up, particular in December, affecting our loss ratios relative to the fourth quarter of last year. In commercial lines loss ratios also were largely in line with the previous three quarters. Exceptions were property and workers’ compensation. And our fire and allied lines, we had an unusual frequency of large losses relative to our usual experience. Workers’ compensation results were affected by reinsurance, accounting adjustments and the frequency of large losses on this relatively small line. On balance, we remain pleased with our loss ratio results, but need price to improve results in both segments.

As I mentioned, we continue to experience strong premium growth. In the quarter, we grew 16.1%, and for the year, 12.9%, excluding the impact of pooling changes and our withdrawal from the Florida personal lines market, which we completed at year end. Our growth was 7.6% for the quarter and 5% for the year. Organic growth was driven by personal insurance, where we have 11.3% growth in the quarter and 7.7% for the year, after accounting for the impact of pooling changes and the Florida withdrawal. Personal insurance, new business policy counts, increased almost 40% last year. Retention remains strong, and total policies in force in personal lines increased by 4.4%. Price increases are beginning to accelerate. We’ve already implemented pricing actions to increase prices by around 3%. We’ve also - we’re also in the process of filing additional price increases amounting to 4.5% for both auto and home in 2009.

Business insurance production was up slightly, but continues to face pricing pressures. Our policy count was 1.8% for the year. Business insurance -- the business insurance competitive landscape is largely unchanged at the turn of the year, but we’re hopeful that we will experience a flattening out of what is now a declining price curve sometime during the second half of this year. The poor economy and a slow turn in pricing will obviously constrain our premium growth this year, particularly in commercial lines. Expense ratio is unusually high for the quarter and was hurt by expenses related to the implementation of Innovate SA and the actions we took to reduce headcounts. The Innovate SA initiative engaged all of our associates at State Auto in identifying over 2,000 ideas, which will reduce our expenses, improve productivity and enhance our revenues. After evaluating all the ideas, we now have game plans to implement 480 separate actions, which should improve our expense ratio by at least three percentage points over the next three years, beginning in 2010, and should also benefit our loss ratio by an additional point over roughly the same time frame.

In the fourth quarter, we implemented changes to our retiree health care program, we offered a one-time early retirement option, and we completed a reduction of in-force staff of about 50 people. Combined with not replacing open positions last year, we will reduce our headcount by over 150 positions at the end of the second quarter of this year. This equates to approximately 7% of our staff. All of the ideas generated by the Innovate SA project, both large and small, will enable profitable growth, lower loss ratios and a more competitive expense ratio. These ideas will also enable us to accelerate investment in people and technology and maintain the solid production momentum that we’ve established. With that I’ll turn you over to Steve English for a review of some of the most significant issues related to our balance sheet. Steve?

Steve English - State Auto Financial Corp. - CFO

Thank you, Bob. As Bob mentioned, in the fourth quarter, we implemented changes to our retiree health care program which result in our current and future retirees sharing more of the cost of those benefits. The impact was to reduce our post-retirement benefit liability and increase other comprehensive income in the quarter by approximately $18 million net of tax. At the same time, though, interest rates used to discount our benefit obligation and the decline in the fair value of the assets held by our pension plan worked against us. The combination of these increased our post-retirement pension benefits liability and decreased other comprehensive income in the quarter, by approximately $59 million net of tax. The net $41 million reduction in book value per share was $1.05.

During the quarter, the Innovate SA initiative, the changes to our retiree health care program, the one-time early retirement option to eligible employees and the reduction of in-force staff resulted in a charge to the income statement in the amount of $8.5 million, adding three points to the quarterly combined ratio. Everyone is aware the financial market turmoil that is ongoing. Our strategy of investing in high quality fixed maturity and diversified equity securities saw us through a difficult end of the year. The after tax impact of changes in fair value of investments and net real realized investment losses for the quarter resulted in a small decline of approximately $3 million to our book value or equity. Breaking this

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

down between fixed maturities and equities, the fixed maturities portfolio contains high-quality investment grade securities made up almost entirely of AAA and AA issues. 82% are municipals, 92% of which are rated AA or better without the benefit of credit enhancement. No significant write-downs or impairments were necessary on this portion of our portfolio. We continue to have no direct exposure to sub-prime mortgages, derivatives or credit default swaps. Other comprehensive income increased during the quarter on fixed maturities by approximately $30 million net of tax due to changes in fair value.

Our equity portfolio contains US large and small cap stocks, plus international funds classified as other invested assets and are well diversified. Unfortunately all sectors fared poorly, and other comprehensive income decreased during the quarter approximately $11 million net of tax due to changes in fair value. Additionally we evaluated our equity securities in light of individual circumstances, the magnitude and length of time they had been below cost, the domestic and global economic outlook and our ability and intent to hold until recovery. For the quarter, our net realized loss of [uninvestments] were $32.7 million, $29.7 million of which were other than temporary impairments. On an after-tax basis this amounted to $21.7 million. Net investment income for the quarter declined $2 million from the prior year and $3.3 million from the third quarter of 2008. This is primarily due to our investment in treasury inflection protected securities or tips. As the consumer price index rises, we record additional income on those volumes. As the CPI declined, as it did in the fourth quarter, we reversed previously recognized income. This accounts for $1.2 million of the year-over-year variance and $2.3 million of the sequential quarterly variance.

At December 31st, 2008, we are holding $79 million of tips, with a fair value of $76 million and par value of $73 million. Additionally we held higher levels of cash in the fourth quarter at lower yields, and relative to last year we held fewer large cap dividend paying stocks as we diversified into small cap stocks and international funds. Our capital position remains strong despite a difficult 2008. Book value per share only decreased 3.6% in the fourth quarter, which speaks to our overall conservative risk management strategies. With a debt to capital ratio below 14% and well capitalized insurance subsidiaries with capital levels exceeding 7 times the required statutory risk based capital, STFC is well positioned heading into 2009.

To further protect our capital and provide added protection from high frequency low severity weather, we entered into an aggregate cap reinsurance treaty effective January 1st, 2009, and running through the end of the year. Our new aggregate treaty has a $5 million franchise deductible per occurrence, capped at $55 million. The limit is $30 million in excess of an $80 million aggregate for the state auto group, with a 25% group coparticipation. The aggregate covers PCS number of events, excluding earthquake and named storms, such as hurricanes or tropical storms. Once a qualifying event exceeds the $5 million franchise deductible, the entire amount is applied towards the $80 million aggregate. We were pleased to be able to put this in place as part of our risk management strategy. As a reminder, our existing property cap treaty renews July 1st, and as we discussed on the last call, we extended our coverage from $80 million, in excess of $55 million, to $100 million, in excess of $55 million for the state auto group. With that I will turn it back to you, Bob.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Thanks, Steve. I think, as you can all see, there were a lot of moving parts in our fourth quarter results. I feel confident that we’re well positioned to succeed in an uncertain business environment. Our loss ratios are holding up well, prices are increasing in personal lines, organic growth remains strong, and we are taking action to reduce our expense ratio. Our financial strength is unquestioned and we have the capital and liquidity required to invest in our business and succeed in the future. With that I’ll open it up to any questions that anybody has.

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QUESTION AND ANSWER

Operator

(Operator Instructions) One moment. Our first question will come from Joe DeMarino.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Thank you. Good morning. What investments caused the impairments or write-downs in the quarter?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

The investments - the write-downs were primarily from our large cap stock portfolio in the international fund. And collectively, they made up 95% of the $29 million.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay. And what is the criteria for realizing a write-down?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

We - our general guideline is, once a security is 15% below cost, we put it on a watch list. Once it is 20% below cost and has been there for nine months, we have to have a compelling story as to not considering it an impairment.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay. And of your portfolio right now, what amount or what portion is 20% below cost?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Very little. We pretty much cleaned house.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay. All right. On pricing, can you kind of provide more details on renewal pricing versus new business?

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Steve English - State Auto Financial Corp. - CFO

Yes. Our renewal pricing is on a price per exposure. It continues to be down in the mid-single digit range. It varies by line. It’s not down as much as in workers’ compensation. It tends to be down a little more in the liability line. But in the aggregate, under commercial lines, the price per exposure was down mid-single digits.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay. And on the expense ratio, what would be a good run rate going forward from here? When do you expect to achieve the reduction in -

Steve English - State Auto Financial Corp. - CFO

Yes. We expect the reduction to begin in 2010. I think the run rate that we’ve been experiencing over the last several years, in the 33% or 34% range is probably where we’re going to finish this year. We’re in the process of restructuring our personal line lines, commercial lines and claim operations, so we expect that we may incur — we don’t know yet, but we expect we may incur some additional severance costs in 2009, and we’ll also be incurring some relocation costs as people move to the new locations. In the third area, some of the improvements in expenses and productivity requires some technology investments that we’ll be making this year. So the costs to implement these ideas, we still have additional costs that we’ll be incurring in 2009. But beginning in 2010, that’s when we expect to see a lower expense ratio.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay. And then lastly, on your own reinsurance that you purchased, what was the pricing experience like there?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

We typically don’t disclose the price of the reinsurance.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay. All right. That’s all. Thank you.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Thank you.

Operator

Okay. The next question will now come from Michael Phillips.

Michael Phillips - Stifel Nicolaus - Analyst

Thanks. Good morning.

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Good morning.

Michael Phillips - Stifel Nicolaus - Analyst

Talk a little bit about the Innovate SA for a second. It looks like ‘010 three points on the expense ratio, a point on the loss ratio. Focus on that loss ratio piece for a second. We’ve had for a little while now and going to continue to have first-line rates that are pretty favorable. Commercial line may be starting to turn. Who knows? Not going to make a prediction on that. But is that point improvement there irrespective of what happens in the pricing market.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Yes, it is. It primarily comes from changes in our claim processes. Over the years, we’ve been, for several reasons, very dependent upon third-party appraisers, and third-party appraisers, particularly for property and automobile claims, the cost is more from a loss adjustment expense standpoint. But when we do reviews of claims handled by third parties, the payout tends to be slightly higher. So we have several actions in place to actually in some parts of the country increase staff. But we’ll save dollars on the loss adjustment expense side and also we think be able to better manage our payout using our own staff. There’s primarily going to relate to first-party claims, automobile, property damage, physical damage — and, well, automobile, physical damage and real property.

Michael Phillips - Stifel Nicolaus - Analyst

Okay. Thanks. That was helpful. Talk about, I guess, personal lines, specifically, for just a second. I think for at least the last couple of calls, we’ve talked about pretty favorable, but modest to favorable rate changes. And you’ve talked specifically about the better phrasing (inaudible) systems that you’ve been rolling out. And so I guess you hear all that and still somewhat surprised, I guess, to see - I first of all, applaud the better exposure you guys get this quarter. Love that, ex cap and cap loss ratios and all that. So that’s nice to see. But now looking at those ex-cap ratios by line and looking at deterioration year-over-year ‘07 versus ‘08, personal lines were still up quite a bit, almost five points in ‘08, ex-cap. Kind of hard to see how that might change going into ‘09 and ‘010.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Well -

Michael Phillips - Stifel Nicolaus -Analyst

I mean, I guess one more thing. I hear you with the rate change, you said about 4.5% for personal lines, I believe, but we’re still seeing trends that are a little above that, too, so if you could just comment on that.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Well, number one, your observation is accurate. Two, we’ve got to earn out those price increases. That takes a while. And three, as I indicated in my prepared comments, our filed rate increases going forward are higher in 2009 than they have been in ‘08, and that’s definitely a reflection of pure premium trends which are higher than they have been in the past years. So we definitely need more price and we’re accelerating our efforts to get more price.

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Michael Phillips - Stifel Nicolaus-Analyst

Okay. And I mean, the same story on commercial lines. Just slightly worse almost 10 points higher in ‘08 ex cap. So again, not going to get the rate there probably. So any other ways to see a loss ratio improvement there in ‘09?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Well, we are looking to begin to get some more prices, but we’re not going to get enough to make up - we’re not going to get enough to fix the problem clearly in 2009. Part of it is market conditions. We’re still - for most of the lines, we’re still producing good results, albeit not as good as they have been the last couple of years.

Michael Phillips - Stifel Nicolaus - Analyst

Okay. Thanks. And last question. Again, I feel like the more disclosure, there’s always a piece we always ask about. So - it’s not there. I don’t know if you guys don’t disclose it or don’t have it or - the by line reserve development by quarter?

Steve English - State Auto Financial Corp. - CFO

We typically only disclose development on an annual basis, not by quarter, as we’ve discussed in the past.

Michael Phillips - Stifel Nicolaus - Analyst

And is that just because that’s what you want to disclose, or you just don’t have it on a quarterly basis? Just help me understand that.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

That’s just the way we’ve always done it, Michael. And that’s something that we’ll be evaluating, to have more transparency, fuller disclosure in the future. But that’s just the way we’ve always done it, which isn’t necessarily the best reason, but -

Michael Phillips - Stifel Nicolaus - Analyst

Okay. No. Thank you.

Operator

Okay. The next question comes from Larry Greenberg.

Larry Greenberg - Langen McAlenney - Analyst

Hi. Good morning. Just a couple of points of clarification. On the expense ratio, are the headcount reductions part of Innovate SA, or would that be additive benefit to the expense ratio?

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

They are part of it. And they come from really three broad actions. One is moving our personal lines operation from about 10 locations, and too, and it also reflects the big investments in personal lines we’ve made in technology. We simply don’t need as many people to support our personal lines operations going forward. The second is moving from about 10 or 11 locations to five locations in commercial lines, and also combining our underwriting and marketing operations for our middle market with our standard lines. And then, three, we’re regionalizing our casualty adjusting processes and closing almost 20 sub-offices over the next couple of years.

Larry Greenberg - Langen McAlenney - Analyst

Okay. And the numbers you gave on the tips, is that - are those numbers just what was reversed from previous quarters, or is that the total impact of tips versus those comparable quarters?

Steve English - State Auto Financial Corp. - CFO

Those were the net deltas between the quarters.

Larry Greenberg - Langen McAlenney - Analyst

Okay.

Steve English - State Auto Financial Corp. - CFO

So in the third quarter this year, we had tip income. In the fourth quarter, we reversed tip income, causing that quarterly variance.

Larry Greenberg - Langen McAlenney - Analyst

Okay. And have you changed your overall tip exposure?

Steve English - State Auto Financial Corp. - CFO

We have not sold anything since year end. So the - what we disclosed that we held at year end, we still hold today.

Larry Greenberg - Langen McAlenney - Analyst

Had you held more of that going into the fourth quarter?

Steve English - State Auto Financial Corp. - CFO

No, no.

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Larry Greenberg - Langen McAlenney - Analyst

Okay. And, Bob, can you just talk about what you’re seeing on the M&A front, and a possible pipeline, and any pain out there that you’re sensing might be changing the appetite of potential sellers?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Well, there’s two things, I think. Given the way values are right now, it’s a pretty big leap between where a company is currently valued and what the the take-out price would be. So I think that’s really a big incentive for sellers to really step up right now. Just the timing is bad. I think a lot of buyers are wondering if this is the right time to jump in as well. In terms of our activities, we are more focused right now on smaller mutual insurance companies. The acquisition we just completed on the mutual company side with Rockhill, we’re focused on making sure that we properly integrate that, take advantage of the cross-marketing opportunities, and down the road, evaluate what, if any, pooling changes would come as a result of Rockhill, but that’s probably a couple years off. So for us, we continue to be focused on mutual insurance companies, looking for affiliation opportunities. But I just think the overall environment for M&A is not as good as it was two years ago.

Larry Greenberg - Langen McAlenney - Analyst

Did you - in your area where you focus on the mutual side, have those companies experienced meaningful capital reductions from the financial crisis or on a relative basis versus the rest of the world?

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Yes. I can’t really talk to the world in general. Mutual companies tend to be more invested in equities.

Larry Greenberg - Langen McAlenney - Analyst

Yes.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

Some significantly. So there are some mutual companies that have lost financial strengths with that and invested the primary one for mutual insurance companies. And the underwriting results are deteriorating, so - but the big hit for a lot of these mutual companies has been to their equity portfolios.

Larry Greenberg - Langen McAlenney - Analyst

Great. Thanks. That’s helpful.

Operator

The next question will come from Ron Bobman.

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Ron Bobman - Capital Returns - Analyst

Hi. Thanks a lot. I just had a question about you’re investment in impairment testing. You outlined - I think it was Q&A or prepared remarks, but in any event, I was wondering those thresholds, whether it be 15% or 20%. I guess the 20% in particular. Is that on a continuous basis they have to - the particular security industry has to have breeched 20% and stayed there for nine months continuously, or at quarter end, at a month end? Could you explain that?

Steve English - State Auto Financial Corp. - CFO

Sure. This is Steve English. The general rule of thumb is, yes, it has to be continuously under 20%. So if we have something that recovers say up to the 10%, we might not impair that. However, with this year-end and with all that’s going on, we also took into consideration the magnitude of the drop in values and the outlooks. So like I said in the prepared remarks earlier, that’s a guideline. It’s not a bright line.

Ron Bobman - Capital Returns - Analyst

Got you. And did you impair - just out of curiosity, did you impair anything that was solely on the watch list, but didn’t breach the 20% threshold?

Steve English - State Auto Financial Corp. - CFO

No, we did not.

Ron Bobman - Capital Returns - Analyst

Okay. Thanks a lot. Best of luck. Appreciate it.

Operator

We now have a question from Joe DeMarino

Joe DeMarino - Piper Jaffray & Co. - Analyst

Thanks. Two quick followups. What was the statutory capital number at year end?

Steve English - State Auto Financial Corp. - CFO

Let me look that up.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Alright. While you’re looking at that, my other question was, what are you doing with new cash? How are you investing it?

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

Steve English - State Auto Financial Corp. - CFO

For new cash we held higher levels during the fourth quarter. We obviously did that with the market turmoil and the fact that with the high levels of cap claims that are paid by the mutual company and then billed to the public company, we knew that money would be flowing back to State Auto Mutual, which is why you see the affiliate went from a [due from] to a [due to] at the end of the year. Additionally we need to keep roughly $25 million or so at the holding company level for its dividend and interest expense and the like, the balance of which we’ll be meeting here with our investment committee in the next week or two and look to redeploy that cash. We’ll be looking to put it into some municipals and select corporates and equities.

Joe DeMarino - Piper Jaffray & Co. - Analyst

Okay.

Steve English - State Auto Financial Corp. - CFO

I’m sorry. You had a question.

Bob Restrepo - State Auto Financial Corp. - Chairman, President, CEO

The statutory capital number.

Operator

(Operator Instructions) One moment, please.

Steve English - State Auto Financial Corp. - CFO

The statutory surplus was $737 million.

Operator

Gentlemen, at this time, I’m showing no further questions.

Steve English - State Auto Financial Corp. - CFO

Okay. Well, thank you, Amy. We want to thank all of you for participating in our conference call and for your continued interest in support of State Auto Financial Corporation. We look forward to speaking with you again on our first quarter earnings call, which is currently scheduled for April 28th, 2009. Thank you and have a nice day.

Operator

This does conclude today’s conference call. Thank you for your participation. You may disconnect.

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FINAL TRANSCRIPT

Feb 17, 2009 / 03:00PM GMT, STFC - Q4 2008 State Auto Financial Earnings Conference Call

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